Exhibit 10.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-13558) of Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited and in the Registration Statements on Form S-8 (File Nos. 333-13988, 333-10156, 333-8270 and 333-7328) of Rio Tinto plc, of our reports dated 20 February 2003 relating to the financial statements and financial statement schedules which appear in both Rio Tinto Limited’s and Rio Tinto plc’s Annual Reports on Form 20-F for the year ended 31 December 2002. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form F-3.

/s/ PricewaterhouseCoopers LLP	/s/ PricewaterhouseCoopers
PricewaterhouseCoopers LLP	PricewaterhouseCoopers
Chartered Accountants and Registered Auditors	Chartered Accountants
London	Perth
United Kingdom	Australia
4 June 2003	4 June 2003